Exhibit 99

Accenture Reports Strong Third-Quarter Fiscal 2016 Results

-- Revenues increase 9% in U.S. dollars and 10% in local currency to $8.4 billion --

-- EPS are $1.41, compared with $1.24; up 8% from adjusted EPS of $1.30 in the third quarter last year --

-- Operating income is $1.31 billion, with operating margin of 15.5%, an expansion of 10 basis points from adjusted operating margin in the third quarter last year --

-- New bookings are $9.1 billion, with consulting bookings of $4.9 billion and outsourcing bookings of $4.2 billion --

-- Company updates business outlook for fiscal 2016 --

NEW YORK; June 23, 2016 — Accenture (NYSE: ACN) reported financial results for the third quarter of fiscal 2016, ended May 31, 2016, with net revenues of $8.4 billion, an increase of 9 percent in U.S. dollars and 10 percent in local currency over the same period last year.

Diluted earnings per share were $1.41, compared with $1.24 for the third quarter last year, which included a non-cash pension settlement charge of $64 million, pre-tax, or $0.06 per share. Excluding this charge, diluted EPS for the third quarter last year were $1.30. Diluted EPS for the third quarter of fiscal 2016 increased 8 percent from adjusted EPS for the third quarter last year.

Operating income for the quarter was $1.31 billion, or 15.5 percent of net revenues, compared with $1.13 billion, or 14.6 percent of net revenues, for the third quarter last year, which included the $64 million pension settlement charge. Excluding this charge, operating income for the third quarter of fiscal 2015 was $1.20 billion, or 15.4 percent of net revenues.

New bookings for the quarter were $9.1 billion, with consulting bookings of $4.9 billion and outsourcing bookings of $4.2 billion.

Pierre Nanterme, Accenture’s chairman and CEO, said, “We are very pleased with our third-quarter financial results and the continued strong momentum in our business. We delivered 10 percent revenue growth in local currency, and our new bookings of $9.1 billion demonstrate that we are providing highly relevant services to our clients. We expanded operating margin, generated strong free cash flow and returned $1.2 billion in cash to our shareholders.

“Our excellent results reflect the investments we have made to differentiate Accenture in the marketplace as well as our successful rotation to digital, cloud and security services, which now account for approximately 40 percent of our total revenues. Looking ahead, we are confident in our ability to continue gaining market share, driving profitable growth and delivering value for our clients and shareholders.”

Financial Review

Revenues before reimbursements (“net revenues”) for the third quarter of fiscal 2016 were $8.43 billion, compared with $7.77 billion for the third quarter of fiscal 2015, an increase of 9 percent in U.S. dollars and 10 percent in local currency. Net revenues for the quarter reflect a foreign-exchange impact of approximately negative 2 percent, compared with the negative 2.5 percent we had previously assumed. Adjusting for the actual foreign-exchange impact of approximately negative 2 percent in the quarter, the company’s guided range for quarterly net revenues was $8.15 billion to $8.40 billion. Accenture’s third quarter fiscal 2016 net revenues were approximately $35 million above this adjusted range.

▪	Consulting net revenues for the quarter were $4.62 billion, an increase of 12 percent in U.S. dollars and 14 percent in local currency compared with the third quarter of fiscal 2015.

▪	Outsourcing net revenues were $3.81 billion, an increase of 4 percent in U.S. dollars and 6 percent in local currency over the third quarter of fiscal 2015.

Diluted EPS for the quarter were $1.41, a $0.17, or 14 percent, increase from $1.24 for the third quarter last year, which included a non-cash pension settlement charge of $64 million, pre-tax, or $0.06 per share. Excluding this charge, EPS for the third quarter last year were $1.30. The $0.11, or 8 percent, increase from adjusted EPS last year reflects:

▪	a $0.12 increase from higher revenue and operating results; and

▪	a $0.02 increase from a lower share count

partially offset by:

▪	a $0.02 decrease from a higher effective tax rate; and

▪	a $0.01 decrease from higher non-operating expense.

Gross margin (gross profit as a percentage of net revenues) for the quarter was 31.9 percent, compared with 32.5 percent for the third quarter last year. Selling, general and administrative (SG&A) expenses for the quarter were $1.38 billion, or 16.4 percent of net revenues, compared with $1.33 billion, or 17.1 percent of net revenues, for the third quarter last year.

Operating income for the quarter was $1.31 billion, or 15.5 percent of net revenues, compared with $1.13 billion, or 14.6 percent of net revenues, for the third quarter last year, which included the $64 million pension settlement charge. Excluding the charge, operating income for the third quarter last year was $1.20 billion, or 15.4 percent of net revenues. Operating income for the third quarter of fiscal 2016 increased 15 percent on a GAAP basis and 9 percent from adjusted operating income for the third quarter last year.

The company’s effective tax rate for the quarter was 26.5 percent, compared with 24.9 percent for the third quarter last year. Excluding the impact of the pension settlement charge, the effective tax rate for the third quarter last year was 25.7 percent.

Net income for the quarter was $950 million, compared with $850 million for the third quarter last year, which included a $39 million after-tax impact from the pension settlement charge. Net income for the third quarter of fiscal 2016 increased 12 percent on a GAAP basis and 7 percent from adjusted net income for the third quarter last year.

Operating cash flow for the quarter was $1.59 billion, and property and equipment additions were $94 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.50 billion. For the same period last year, operating cash flow was $1.41 billion; property and equipment additions were $114 million; and free cash flow was $1.30 billion.

Days services outstanding, or DSOs, were 41 days at May 31, 2016, compared with 37 days at both Aug. 31, 2015 and May 31, 2015.

Accenture’s total cash balance at May 31, 2016 was $3.5 billion, compared with $4.4 billion at Aug. 31, 2015.

Utilization for the quarter was 91 percent, compared with 90 percent for both the second quarter of fiscal 2016 and the third quarter of fiscal 2015.

Attrition for the quarter was 15 percent, compared with 13 percent for the second quarter of fiscal 2016 and 15 percent for the third quarter of fiscal 2015.

New Bookings

New bookings for the third quarter were $9.1 billion and reflect a negative 2 percent foreign-currency impact compared with new bookings in the third quarter last year.

▪	Consulting new bookings were $4.9 billion, or 54 percent of total new bookings.

▪	Outsourcing new bookings were $4.2 billion, or 46 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group were as follows:

▪	Communications, Media & Technology: $1.71 billion, compared with $1.61 billion for the third quarter of fiscal 2015, an increase of 6 percent in U.S. dollars and 8 percent in local currency.

▪	Financial Services: $1.80 billion, compared with $1.64 billion for the third quarter of fiscal 2015, an increase of 10 percent in U.S. dollars and 12 percent in local currency.

▪	Health & Public Service: $1.54 billion, compared with $1.38 billion for the third quarter of fiscal 2015, an increase of 11 percent in U.S. dollars and 12 percent in local currency.

▪	Products: $2.16 billion, compared with $1.88 billion for the third quarter of fiscal 2015, an increase of 15 percent in U.S. dollars and 16 percent in local currency.

▪	Resources: $1.22 billion, compared with $1.25 billion for the third quarter of fiscal 2015, a decrease of 2 percent in U.S. dollars and an increase of 1 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the third quarter of fiscal 2016 were as follows:

▪	North America: $4.02 billion, compared with $3.64 billion for the third quarter of fiscal 2015, an increase of 10 percent in U.S. dollars and 11 percent in local currency.

▪	Europe: $2.95 billion, compared with $2.65 billion for the third quarter of fiscal 2015, an increase of 11 percent in U.S. dollars and 12 percent in local currency.

▪	Growth Markets: $1.47 billion, compared with $1.47 billion for the third quarter of fiscal 2015, flat in U.S. dollars and an increase of 6 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

On May 13, 2016, a semi-annual cash dividend of $1.10 per share was paid on Accenture plc Class A ordinary shares to shareholders of record at the close of business on April 15, 2016 and on Accenture Holdings plc ordinary shares to shareholders of record at the close of business on April 12, 2016.

Combined with the semi-annual cash dividend of $1.10 per share paid on Nov. 13, 2015, this brings the total dividend payments for the fiscal year to $2.20 per share, for total cash dividend payments of approximately $1.44 billion.

Share Repurchase Activity

During the third quarter of fiscal 2016, Accenture repurchased or redeemed 4.3 million shares, including 3.9 million shares repurchased in the open market, for a total of $478 million. This brings Accenture’s total share repurchases and redemptions for the first three quarters of fiscal 2016 to 18.9 million shares, including 15.5 million shares repurchased in the open market, for a total of $1.97 billion.

Accenture’s total remaining share repurchase authority at May 31, 2016 was approximately $5.9 billion.

At May 31, 2016, Accenture had approximately 652 million total shares outstanding, including 623 million Accenture plc Class A ordinary shares and minority holdings of 29 million shares (Accenture Holdings plc ordinary shares and Accenture Canada Holdings Inc. exchangeable shares).

Business Outlook

Fourth Quarter Fiscal 2016

Accenture expects net revenues for the fourth quarter of fiscal 2016 to be in the range of $8.25 billion to $8.50 billion, 6 percent to 9 percent growth in local currency, reflecting the company’s assumption of a negative 1 percent foreign-exchange impact compared with the fourth quarter of fiscal 2015.

Fiscal Year 2016

Accenture’s business outlook for the full 2016 fiscal year now assumes a foreign-exchange impact of negative 4.5 percent compared with fiscal 2015; the previous foreign-exchange assumption was negative 5 percent.

For fiscal 2016, the company now expects net revenue growth to be in the range of 9.5 percent to 10.5 percent in local currency, compared with 8 percent to 10 percent previously.

The company now expects diluted EPS to be in the range of $6.03 to $6.07 on a GAAP basis and $5.29 to $5.33 on an adjusted basis, excluding the $0.74 after-tax impact of the gain on the sale of Navitaire in the second quarter. The company previously expected diluted EPS to be in the range of $5.95 to $6.06 on a GAAP basis and $5.21 to $5.32 on an adjusted basis.

Accenture now expects operating margin for the full fiscal year to be 14.6 percent, an expansion of 10 basis points from the adjusted operating margin of 14.5 percent in fiscal 2015, which excluded the 20 basis-point impact of the pension settlement charge. The company previously expected operating margin for the full fiscal year to be in the range of 14.6 percent to 14.7 percent.

For fiscal 2016, the company continues to expect operating cash flow to be in the range of $4.1 billion to $4.4 billion; property and equipment additions to be $500 million; and free cash flow to be in the range of $3.6 billion to $3.9 billion.

The company continues to expect its annual effective tax rate to be in the range of 22.5 percent to 23.5 percent on a GAAP basis and 24.0 percent to 25.0 percent on an adjusted basis, excluding an estimated 1.5 percent impact from the gain on the sale of Navitaire.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its third-quarter financial results. To participate, please dial +1 (800) 230-1059 [+1 (612) 234-9959 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today and continuing until Thursday, Sept. 29, 2016. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, Sept. 29, 2016. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 394564 from 10:30 a.m. EDT today through Thursday, Sept. 29, 2016.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations. Combining unmatched experience and specialized skills across more than 40 industries and all business functions—underpinned by the world’s largest delivery network—Accenture works at the intersection of business and technology to help clients improve their performance and create sustainable value for their stakeholders. With more than 375,000 people serving clients in more than 120 countries, Accenture drives innovation to improve the way the world works and lives. Visit us at www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, and a significant reduction in such demand could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the markets in which the company competes are highly competitive, and the company might not be able to compete effectively; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data or information systems as obligated by law or contract or if the company’s information systems are breached; the company’s results of operations and ability to grow could be materially negatively affected if the company cannot adapt and expand its services and solutions in response to ongoing changes in technology and offerings by new entrants; the company’s results of operations could materially suffer if the company is not able to obtain sufficient pricing to enable it to meet its profitability expectations; if the company does not accurately anticipate the cost, risk and complexity of performing its work or if the third parties upon whom it relies do not meet their commitments, then the company’s contracts could have delivery inefficiencies and be less profitable than expected or unprofitable; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s profitability could suffer if its cost-management strategies are unsuccessful, and the company may not be able to improve its profitability through improvements to cost-management to the degree it has done in the past; the company’s business could be materially adversely affected if the company incurs legal liability; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company might not be successful at identifying, acquiring or integrating businesses, entering into joint ventures or divesting businesses; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; changes in the company’s level of taxes, as well as audits, investigations and tax proceedings, or changes in the company’s treatment as an Irish company, could have a material adverse effect on the company’s results of operations and financial condition; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; adverse changes to the company’s relationships with key alliance partners or in the business of its key alliance partners could adversely affect the company’s results of operations; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; if the company is unable to protect its intellectual property rights from unauthorized use or infringement by third parties, its business could be adversely affected; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; any changes to the estimates and assumptions that the company makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; if the company is unable to collect its receivables or unbilled services, the company’s results of operations, financial condition and cash flows could be adversely affected; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	May 31, 2016	% of Net Revenues	May 31, 2015	% of Net Revenues	May 31, 2016	% of Net Revenues	May 31, 2015	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$8,434,757	100%	$7,770,382	100%	$24,393,485	100%	$23,159,426	100%
Reimbursements	534,287		504,684		1,438,596		1,390,487
Revenues	8,969,044		8,275,066		25,832,081		24,549,913
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	5,745,205	68.1%	5,245,477	67.5%	16,771,598	68.8%	15,854,592	68.5%
Reimbursable expenses	534,287		504,684		1,438,596		1,390,487
Cost of services	6,279,492		5,750,161		18,210,194		17,245,079
Sales and marketing	933,770	11.1%	874,713	11.3%	2,639,895	10.8%	2,580,931	11.1%
General and administrative costs	449,839	5.3%	452,291	5.8%	1,366,745	5.6%	1,317,260	5.7%
Pension settlement charge	—	—	64,382	0.8%	—	—	64,382	0.3%
Total operating expenses	7,663,101		7,141,547		22,216,834		21,207,652
OPERATING INCOME	1,305,943	15.5%	1,133,519	14.6%	3,615,247	14.8%	3,342,261	14.4%
Interest income	7,679		6,441		21,532		25,880
Interest expense	(3,711)		(4,030)		(12,306)		(10,746)
Other expense, net	(16,207)		(3,839)		(33,391)		(28,326)
Gain on sale of business	—		—		553,577		—
INCOME BEFORE INCOME TAXES	1,293,704	15.3%	1,132,091	14.6%	4,144,659	17.0%	3,329,069	14.4%
Provision for income taxes	343,421		281,861		925,837		843,405
NET INCOME	950,283	11.3%	850,230	10.9%	3,218,822	13.2%	2,485,664	10.7%
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc.	(42,574)		(46,283)		(145,529)		(137,972)
Net income attributable to noncontrolling interests – other (1)	(10,462)		(10,250)		(30,627)		(31,739)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$897,247	10.6%	$793,697	10.2%	$3,042,666	12.5%	$2,315,953	10.0%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$897,247		$793,697		$3,042,666		$2,315,953
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc. (2)	42,574		46,283		145,529		137,972
Net income for diluted earnings per share calculation	$939,821		$839,980		$3,188,195		$2,453,925
EARNINGS PER SHARE:
-Basic	$1.44		$1.27		$4.86		$3.69
-Diluted	$1.41		$1.24		$4.77		$3.61
WEIGHTED AVERAGE SHARES:
-Basic	623,725,913		625,969,418		625,563,431		627,523,298
-Diluted	666,403,323		677,825,768		668,525,906		679,719,183
Cash dividends per share	$1.10		$1.02		$2.20		$2.04
_________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture Holdings plc ordinary shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

			Percent Increase (Decrease) U.S. dollars	Percent Increase Local Currency
	Three Months Ended
	May 31, 2016	May 31, 2015
OPERATING GROUPS
Communications, Media & Technology	$1,707,707	$1,613,478	6%	8%
Financial Services	1,804,876	1,638,313	10	12
Health & Public Service	1,539,496	1,383,639	11	12
Products	2,158,070	1,883,200	15	16
Resources	1,220,809	1,247,851	(2)	1
Other	3,799	3,901	n/m	n/m
TOTAL Net Revenues	8,434,757	7,770,382	9%	10%
Reimbursements	534,287	504,684	6
TOTAL REVENUES	$8,969,044	$8,275,066	8%
GEOGRAPHY
North America	$4,016,565	$3,644,002	10%	11%
Europe	2,946,374	2,653,071	11	12
Growth Markets	1,471,818	1,473,309	—	6
TOTAL Net Revenues	$8,434,757	$7,770,382	9%	10%
TYPE OF WORK
Consulting	$4,621,267	$4,111,914	12%	14%
Outsourcing	3,813,490	3,658,468	4	6
TOTAL Net Revenues	$8,434,757	$7,770,382	9%	10%

			Percent Increase (Decrease) U.S. dollars	Percent Increase Local Currency
	Nine Months Ended
	May 31, 2016	May 31, 2015
OPERATING GROUPS
Communications, Media & Technology	$4,919,046	$4,711,300	4%	11%
Financial Services	5,234,821	4,944,075	6	12
Health & Public Service	4,445,627	4,071,998	9	12
Products	6,142,723	5,664,484	8	14
Resources	3,639,890	3,755,158	(3)	3
Other	11,378	12,411	n/m	n/m
TOTAL Net Revenues	24,393,485	23,159,426	5%	11%
Reimbursements	1,438,596	1,390,487	3
TOTAL REVENUES	$25,832,081	$24,549,913	5%
GEOGRAPHY
North America	$11,570,865	$10,494,381	10%	11%
Europe	8,615,845	8,217,856	5	13
Growth Markets	4,206,775	4,447,189	(5)	7
TOTAL Net Revenues	$24,393,485	$23,159,426	5%	11%
TYPE OF WORK
Consulting	$13,260,176	$12,043,979	10%	16%
Outsourcing	11,133,309	11,115,447	—	6
TOTAL Net Revenues	$24,393,485	$23,159,426	5%	11%
_________
n/m = not meaningful

ACCENTURE PLC

OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	May 31, 2016		May 31, 2015
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$259,344	15%	$237,902	15%
Financial Services	294,367	16	265,863	16
Health & Public Service	243,137	16	202,644	15
Products	346,165	16	255,162	14
Resources	162,930	13	171,948	14
Total	$1,305,943	15.5%	$1,133,519	14.6%

	Three Months Ended
	May 31, 2016		May 31, 2015
	Operating Income and Operating Margin as Reported (GAAP)			Operating Income and Operating Margin Excluding Pension Settlement Charge (Non-GAAP)

	Operating Income	Operating Margin	Operating Income (GAAP)	Pension Settlement Charge (1)	Operating Income (Adjusted)	Operating Margin (Adjusted)	Increase (Decrease)
Communications, Media & Technology	$259,344	15%	$237,902	$12,547	$250,449	16%	$8,895
Financial Services	294,367	16	265,863	13,460	279,323	17	15,044
Health & Public Service	243,137	16	202,644	11,664	214,308	15	28,829
Products	346,165	16	255,162	15,823	270,985	14	75,180
Resources	162,930	13	171,948	10,888	182,836	15	(19,906)
Total	$1,305,943	15.5%	$1,133,519	$64,382	$1,197,901	15.4%	$108,042

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	May 31, 2016	May 31, 2015
	As Reported (GAAP)	As Reported (GAAP)	Pension Settlement Charge (1)	Adjusted (Non-GAAP)
Income before income taxes	$1,293,704	$1,132,091	$64,382	$1,196,473
Provision for income taxes	343,421	281,861	25,238	307,099
Net income	$950,283	$850,230	$39,144	$889,374

Effective tax rate	26.5%	24.9%		25.7%
Diluted earnings per share	$1.41	$1.24	$0.06	$1.30
_________
(1) Represents non-cash pension settlement charge related to lump sum cash payment from plan assets offered to eligible former employees.

ACCENTURE PLC

OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Nine Months Ended
	May 31, 2016		May 31, 2015
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$749,729	15%	$628,320	13%
Financial Services	847,686	16	791,606	16
Health & Public Service	625,510	14	568,277	14
Products	923,724	15	816,720	14
Resources	468,598	13	537,338	14
Total	$3,615,247	14.8%	$3,342,261	14.4%

	Nine Months Ended
	May 31, 2016		May 31, 2015
	Operating Income and Operating Margin as Reported (GAAP)			Operating Income and Operating Margin Excluding Pension Settlement Charge (Non-GAAP)

	Operating Income	Operating Margin	Operating Income (GAAP)	Pension Settlement Charge (1)	Operating Income (Adjusted)	Operating Margin (Adjusted)	Increase (Decrease)
Communications, Media & Technology	$749,729	15%	$628,320	$12,547	$640,867	14%	$108,862
Financial Services	847,686	16	791,606	13,460	805,066	16	42,620
Health & Public Service	625,510	14	568,277	11,664	579,941	14	45,569
Products	923,724	15	816,720	15,823	832,543	15	91,181
Resources	468,598	13	537,338	10,888	548,226	15	(79,628)
Total	$3,615,247	14.8%	$3,342,261	$64,382	$3,406,643	14.7%	$208,604

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Nine Months Ended
	May 31, 2016			May 31, 2015
	As Reported (GAAP)	Gain on Sale (2)	Adjusted (Non-GAAP)	As Reported (GAAP)	Pension Settlement Charge (1)	Adjusted (Non-GAAP)
Income before income taxes	$4,144,659	$(553,577)	$3,591,082	$3,329,069	$64,382	$3,393,451
Provision for income taxes	925,837	(58,278)	867,559	843,405	25,238	868,643
Net Income	$3,218,822	$(495,299)	$2,723,523	$2,485,664	$39,144	$2,524,808

Effective tax rate	22.3%		24.2%	25.3%		25.6%
Diluted earnings per share	$4.77	$0.74	$4.03	$3.61	$0.06	$3.67
_________
(1) Represents non-cash pension settlement charge related to lump sum cash payment from plan assets offered to eligible former employees. (2) Represents gain on sale of business related to Navitaire divestiture.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	May 31, 2016	August 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,497,878	$4,360,766
Short-term investments	2,869	2,448
Receivables from clients, net	4,303,642	3,840,920
Unbilled services, net	2,136,836	1,884,504
Other current assets	1,634,786	1,490,756
Total current assets	11,576,011	11,579,394
NON-CURRENT ASSETS:
Unbilled services, net	51,179	15,501
Investments	132,427	45,027
Property and equipment, net	883,609	801,884
Goodwill	3,538,147	2,929,833
Other non-current assets	3,009,674	2,894,419
Total non-current assets	7,615,036	6,686,664
TOTAL ASSETS	$19,191,047	$18,266,058
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$2,072	$1,848
Accounts payable	1,133,430	1,151,464
Deferred revenues	2,349,050	2,251,617
Accrued payroll and related benefits	3,410,777	3,687,468
Other accrued liabilities	1,265,804	1,439,802
Total current liabilities	8,161,133	8,532,199
NON-CURRENT LIABILITIES:
Long-term debt	26,801	25,587
Other non-current liabilities	3,296,555	3,060,701
Total non-current liabilities	3,323,356	3,086,288
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	7,127,325	6,133,725
NONCONTROLLING INTERESTS	579,233	513,846
TOTAL SHAREHOLDERS’ EQUITY	7,706,558	6,647,571
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$19,191,047	$18,266,058

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31, 2016	May 31, 2015	May 31, 2016	May 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$950,283	$850,230	$3,218,822	$2,485,664
Depreciation, amortization and asset impairments	181,010	153,405	535,637	472,160
Share-based compensation expense	226,929	195,576	584,644	531,691
Gain on sale of business	—	—	(553,577)	—
Change in assets and liabilities/other, net	232,803	214,153	(1,265,850)	(901,964)
Net cash provided by operating activities	1,591,025	1,413,364	2,519,676	2,587,551
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(93,655)	(113,554)	(336,500)	(246,980)
Purchases of businesses and investments, net of cash acquired	(84,911)	(322,740)	(832,548)	(442,202)
Proceeds from the sale of businesses and investments, net of cash transferred	—	10,553	618,310	10,553
Other investing, net	1,321	793	2,860	2,734
Net cash used in investing activities	(177,245)	(424,948)	(547,878)	(675,895)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	222,825	187,152	525,992	496,339
Purchases of shares	(478,289)	(518,176)	(1,965,050)	(1,788,974)
Cash dividends paid	(717,462)	(674,735)	(1,438,138)	(1,353,471)
Other financing, net	1,535	3,101	68,401	52,169
Net cash used in financing activities	(971,391)	(1,002,658)	(2,808,795)	(2,593,937)
Effect of exchange rate changes on cash and cash equivalents	20,830	(20,969)	(25,891)	(212,835)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	463,219	(35,211)	(862,888)	(895,116)
CASH AND CASH EQUIVALENTS, beginning of period	3,034,659	4,061,400	4,360,766	4,921,305
CASH AND CASH EQUIVALENTS, end of period	$3,497,878	$4,026,189	$3,497,878	$4,026,189